United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report October 30, 2003
(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	(000-5734)	34-0907152

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(440) 720-8500

Amended Information

This Form 8-K/A revises the Company’s Form 8-K dated October 30, 2003, by clarifying the use of a non-GAAP financial measure therein. The clarification regarding the non-GAAP measure is provided under the heading “Certain Non-GAAP Financial Information” under this Item 12 and continues until immediately above the signature block. Only the information and disclosure for the purpose of clarifying the use of the non-GAAP financial measure has been amended. No attempt has been made in this amendment to modify or update other disclosures presented in the original report on the Form 8-K. This Form 8-K/A does not reflect events occurring after the filing of the original Form 8-K or modify or update those disclosures affected by subsequent events. Accordingly, the Form 8-K/A should be read in conjunction with the Company’s filings made subsequent to the filing of the original Form 8-K. Consequently, all other information remains unchanged and reflects the disclosures made at the time of the original filing of the Form 8-K on October 30, 2003.

Item 12. Results of Operations and Financial Condition

On October 30, 2003, Agilysys, Inc. issued a press release announcing its earnings for its Fiscal 2004 second quarter ended September 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), the Company provides certain non-GAAP financial information relating to operating income, income and income per basic and diluted share, each as adjusted for certain charges and losses that the Company believes impact the comparability of its results of operations. These charges and losses arise out of the prepayment of debt, restructuring activities and the sale of an investment in an affiliated company. Reconciliations of the Company’s non-GAAP financial information to GAAP are set forth in the table below.

The Company believes that such non-GAAP financial information is useful to investors to assist them in assessing and understanding its operating performance and underlying trends in the Company’s business because management considers the charges and losses referred to above to be outside the Company’s core operating results. Management uses this non-GAAP financial information as one of a number of primary indicators for evaluating the Company’s financial and operating performance. In addition, the Company’s Board of Directors uses this non-GAAP financial information in evaluating management performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income (loss) and net income (loss) per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

	Three Months Ended		Six Months Ended
	September 30		September 30
(Dollars In Thousands, Except Per Share Data)	2003	2002	2003	2002
Net loss from continuing operations, as reported	$(3,046)	$(2,054)	$(3,754)	$(3,521)
Charges for retirement of debt	2,000	—	2,000	—
Restructuring costs	471	—	471	—
Gain on sale of investment	(900)	—	(900)	—

Loss from continuing operations, as adjusted	$(1,475)	$(2,054)	$(2,183)	$(3,521)

Net loss from continuing operations, per diluted share, as reported	$(0.11)	$(0.08)	$(0.13)	$(0.12)
Charge for retirement of debt	0.07	—	0.07	—
Restructuring costs	0.02	—	0.02	—
Gain on sale of investment	(0.02)	—	(0.02)	—

Loss from continuing operations, per diluted share, as adjusted	$(0.04)	$(0.08)	$(0.06)	$(0.12)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGILYSYS, INC.
	By:	/s/ Steven M. Billick
Steven M. Billick
Date: July 8, 2004		Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Agilysys, Inc., dated October 30, 2003, announcing the Company’s Fiscal 2004 second quarter results.